                                                                     Exhibit     99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

Almost Family Reports Third Quarter 2012 Results
SEC Staff closes investigation with no actions; Court dismisses shareholder suit

Louisville, KY, November 6, 2012 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three and nine month periods ended September 30, 2012.

Highlights:
•	Net service revenues of $85 million for the quarter
•	Net income was $4.1 million, or $0.44 per diluted share
•	Diluted EPS includes $0.02 for transaction related costs, excluding which diluted EPS would have been $0.46
•	Visiting Nurse segment net revenues were $66 million, on 2% admission growth overall, including 5% in Florida
•	Personal Care segment net revenues grew to $19 million from a combination of the Cambridge acquisition and 5% organic volume growth
•	Investors encouraged to consider possible implications of Hurricane Sandy on fourth quarter results

Comments on Results
William Yarmuth, Chief Executive Officer, commented on the results: “Our results for the third quarter reflect the impact of normal seasonality in our VN segment along with an apparent slowing in health care utilization nationwide.  While external market conditions continue to be somewhat challenging, we are continuing to focus on improving the organic growth of our business.  We have been extremely pleased with the success of our operators in tightly managing the efficiencies of their business units delivering meaningful year over year cost savings in the VN segment.”

With regard to the U.S. Securities and Exchange Commission (SEC) development described in more detail below, Yarmuth added:  “We continue to be very proud of our track record of sound compliance and the absence of any findings of wrongdoing at Almost Family by any of the investigatory bodies that began probing us and others in the industry in mid-2010.  I am extremely proud of the way our management team, and most importantly our caregivers, have refused to allow any of this to detract from our Senior Advocacy mission of providing the highest quality care to our patients.”

Almost Family Reports Third Quarter 2012 Results

November 6, 2012

Third Quarter Financial Results
Almost Family reported third quarter results that included the impact of the 2012 Medicare reimbursement rate cut in the Visiting Nurse (VN) segment.  The Medicare rate cuts reduced revenue and operating income by $2.7 million and earnings per diluted share by $0.17, while a change in certain Medicare Advantage plans paying on a per visit versus episodic basis reduced revenue by $0.8 million and earnings per diluted share by $0.03.  While total VN admissions increased approximately 2% and traditional Medicare episodic admissions increased approximately 1%, total Medicare episodic admissions declined 2.5% primarily as a result of certain Medicare Advantage plans switching from episodic to per visit payment models.

The Company’s earnings were favorably impacted by efforts to improve its operating efficiencies and the inclusion in the quarter of a full three months of the Cambridge Home Health Care Holdings, Inc. (Cambridge) acquisition, which closed in early August of 2011.  Improvements in operating efficiencies, principally in the VN segment, improved earnings per diluted share by $0.17.

Net service revenues for the third quarter were $85.1 million, a 1% decrease from $86.2 million reported in the third quarter of 2011, primarily as a result of the VN segment’s Medicare rate cut, partially offset by the Cambridge acquisition.

Net income for the third quarter of 2012 was $4.1 million, or $0.44 per diluted share, down from third quarter of 2011 net income of $4.8 million, or $0.52 per diluted share.

The effective tax rate of 39.5% in the third quarter of 2012 was consistent with the 39.4% for the third quarter of 2011.

SEC and Legal Developments
Since our last quarterly report the Company has received two favorable determinations with respect to previously disclosed regulatory inquiries and litigation.  On November 2, 2012, the Company and those affected executive officers and members of its board of directors were all notified by the SEC Staff that it has concluded its investigation and does not intend to recommend enforcement action to the Commission.  Separately, on October 2, 2012 the judge in certain shareholder derivative actions in Kentucky state court granted the Company’s motion for dismissal.  Although the plaintiffs have appealed that ruling, the Company intends to vigorously defend the appeal of the ruling.

As previously disclosed, an April 2010 newspaper article reporting on home health care delivery practices in the industry and at the Company triggered inquiries to the Company from the U.S. Senate Finance Committee (SFC), followed by the SEC.  These were in turn followed by shareholder litigation making various claims related to the newspaper article against the Company, its board of directors and certain of its officers.  As also previously disclosed, in its October 2011 report, the SFC found no wrongdoing with regard to Almost Family and, on February 10, 2012, the judge in certain shareholder actions in Federal court granted the Company’s motion for dismissal.

Almost Family Reports Third Quarter 2012 Results

November 6, 2012

Refer to the Company’s filings on Forms 10-K for 2011 and 10-Q for 2012 for a more complete background of the matters described in this section.

Possible Impact of Hurricane Sandy
Approximately 25% of our VN segment operations are located in the northeastern U.S. (New Jersey, Connecticut and Massachusetts), areas impacted by Hurricane Sandy which struck in late October 2012.  While we are currently unable to predict to the extent, if any, it is reasonable to expect that this significant weather event may have a detrimental impact on our operating results for the quarter and thus the year ending December 31, 2012.

Third Quarter Segment Results
VN segment third quarter results include the unfavorable impact of the Medicare rate cuts as well as the change of certain Medicare Advantage payors to per visit reimbursement.  As a result, VN segment third quarter net service revenues declined 6% to $65.9 million, from $69.9 million in the third quarter of 2011, while operating income before corporate expenses for the third quarter of 2012 declined to $8.9 million from $10.2 million reported for the third quarter of 2011.  Total admissions grew 2%, substantially all organic.  Organic VN admission growth in Florida was 5%.

Primarily as a result of our Cambridge acquisition, Personal Care (PC) segment net service revenues grew 18% or $2.9 million in the third quarter of 2012 to $19.2 million from $16.3 million in the third quarter of 2011, while operating income before unallocated corporate expenses increased 5%, or $0.1 million to $2.8 million in the third quarter of 2012.

Nine Month Period Ended September 30, 2012
Almost Family reported nine month results that included: i) the favorable impact of a full nine months of operations from our Cambridge acquisition, which closed in early August of 2011, ii) the unfavorable impact of the 2012 Medicare reimbursement rate cut and the shift of certain Medicare Advantage payors to per visit reimbursement in the VN segment, iii) the unfavorable impact of higher than normal health insurance and workers compensation costs which lowered EPS by $0.09 and iv) the unfavorable impact of higher bad debt provision which lowered EPS by $0.04.  The Medicare rate cuts reduced revenue and operating income by $8.4 million and earnings per diluted share by $0.55.

Net income for the nine month period of 2012 was $13.6 million, or $1.46 per diluted share, down from the nine month period of 2011 net income of $15.5 million, or $1.66 per diluted share.  Fees and expenses related to governmental inquiries did not impact the 2012 nine month period, while lowering the 2011 nine month period EPS by approximately $0.07.  Deal costs lowered year to date 2012 and 2011 EPS by approximately $0.03.

Nine Month Period Segment Results
Net service revenues in the VN segment for the nine month period declined to $204.2 million, a 4.5% decrease from $213.8 million in the nine month period of 2011, after the effect of the previously mentioned Medicare rate cut and lower Medicare volumes.  Total admissions grew 3%, of which 2% was organic.

Almost Family Reports Third Quarter 2012 Results

November 6, 2012

Operating income before corporate expenses in the VN segment for the nine month period of 2012 was $30.7 million, a $4.3 million decrease from $35.0 million reported for the nine month period of 2011, primarily as a result of the impact of the Medicare rate cut and a $0.9 million increase in bad debt provision, both of which were partially offset by a focused effort to reduce labor costs relative to patients served.

Primarily as a result of our Cambridge acquisition, net service revenues in the PC segment for the nine month period of 2012 grew 57% or $21.0 million to $57.8 million from $36.7 million in the nine month period of 2011.  As a result, operating income before unallocated corporate expenses in the PC segment increased 40% to $7.6 million from $5.4 million in the nine month period of 2011.

Conference Call
A conference call to review the results will begin at 11:00 a.m. ET on November 6, 2012, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, President and Principal Financial Officer. To participate in the conference call, please dial 1-877-407-4018 (USA) or 1-201-689-8471 (International).  In addition, a dial-up replay of the conference call will be available beginning November 6, 2012 at 2:00 p.m. ET and ending on November 30, 2012. The replay telephone number is 1-877-870-5176 (USA) or 1-858-384-5517 (International). Passcode 403361.  A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning November 6, 2012 at approximately 2:00 p.m. ET and will remain available until November 30, 2012.

Almost Family Reports Third Quarter 2012 Results

November 6, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine months Ended September 30,
	2012	2011	2012	2011
Net service revenues	$85,128	$86,207	$261,970	$250,521
Cost of service revenues (excluding depreciation & amortization)	44,518	43,345	135,573	121,940
Gross margin	40,610	42,862	126,397	128,581
General and administrative expenses:
Salaries and benefits	23,769	24,832	73,648	72,783
Other	10,049	9,993	30,409	29,831
Total general and administrative expenses	33,818	34,825	104,057	102,614
Operating income	6,792	8,037	22,340	25,967
Interest expense, net	(17)	(41)	(87)	(140)
Income before income taxes	6,775	7,996	22,253	25,827
Income tax expense	(2,676)	(3,154)	(8,674)	(10,331)
Net income	$4,099	$4,842	$13,579	$15,496

Per share amounts-basic:
Average shares outstanding	9,256	9,296	9,262	9,271
Net income	$0.44	$0.52	$1.47	$1.67

Per share amounts-diluted:
Average shares outstanding	9,315	9,346	9,329	9,359
Net income	$0.44	$0.52	$1.46	$1.66

Almost Family Reports Third Quarter 2012 Results

November 6, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2012
ASSETS	(UNAUDITED)	December 31, 2011
CURRENT ASSETS:
Cash and cash equivalents	$42,716	$33,693
Accounts receivable - net	48,135	45,166
Prepaid expenses and other current assets	6,607	6,437
Deferred tax assets	7,373	7,470
TOTAL CURRENT ASSETS	104,831	92,766

PROPERTY AND EQUIPMENT - NET	5,043	5,229
GOODWILL	133,416	132,653
OTHER INTANGIBLE ASSETS	19,987	19,709
OTHER ASSETS	419	465
	$263,696	$250,822

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,096	$6,489
Accrued other liabilities	20,686	21,129
Current portion - capital leases and notes payable	500	1,200
TOTAL CURRENT LIABILITIES	27,282	28,818

LONG-TERM LIABILITIES:
Notes payable	625	1,125
Deferred tax liabilities	16,096	13,631
Other liabilities	613	951
TOTAL LONG-TERM LIABILITIES	17,334	15,707
TOTAL LIABILITIES	44,616	44,525

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,420 and 9,381
issued and outstanding	942	938
Treasury stock, at cost, 89 and 13 shares	(2,283)	(431)
Additional paid-in capital	101,730	100,678
Retained earnings	118,691	105,112
TOTAL STOCKHOLDERS' EQUITY	219,080	206,297
	$263,696	$250,822

Almost Family Reports Third Quarter 2012 Results

November 6, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$13,579	$15,496
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	1,911	2,170
Provision for uncollectible accounts	2,022	1,394
Stock-based compensation	1,128	1,040
Deferred income taxes	2,817	2,464
	21,457	22,564
Change in certain net assets and liabilities, net of the effects of acquisitions:
Decrease (increase) in:
Accounts receivable	(5,589)	(810)
Prepaid expenses and other current assets	(457)	250
Other assets	45	60
Decrease in:
Accounts payable and accrued expenses	(1,241)	(2,718)
Net cash provided by operating activities	14,215	19,346

Cash flows from investing activities:
Capital expenditures	(1,530)	(1,860)
Acquisitions, net of cash acquired	(538)	(35,689)
Net cash used in investing activities	(2,068)	(37,549)

Cash flows from financing activities:
Proceeds from exercise of stock options	70	292
Purchase of common stock in connection with share awards	(1,852)	(440)
Tax impact of share awards	(142)	1,614
Principal payments on capital leases and notes payable	(1,200)	(1,595)
Net cash used in financing activities	(3,124)	(129)

Net change in cash and cash equivalents	9,023	(18,332)
Cash and cash equivalents at beginning of period	33,693	47,943
Cash and cash equivalents at end of period	$42,716	$29,611

Summary of non-cash investing and financing activities:
Settlement of Directors Deferred Compensation Plan	$-	$501
Acquisitions funded by notes payable	$-	$1,000

Almost Family Reports Third Quarter 2012 Results

November 6, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$65,880	77.4%	$69,897	81.1%	$(4,017)	-5.7%
Personal Care	19,248	22.6%	16,310	18.9%	2,938	18.0%
	85,128	100.0%	86,207	100.0%	(1,079)	-1.3%
Operating income before corporate expenses:
Visiting Nurse	8,906	13.5%	10,192	14.6%	(1,286)	-12.6%
Personal Care	2,822	14.7%	2,687	16.5%	135	5.0%
	11,728	13.8%	12,879	14.9%	(1,151)	-8.9%
Corporate expenses	4,936	5.8%	4,842	5.6%	94	1.9%
Operating income	6,792	8.0%	8,037	9.3%	(1,245)	-15.5%
Interest expense, net	(17)	0.0%	(41)	0.0%	24	-58.5%
Income tax expense	(2,676)	-3.1%	(3,154)	-3.7%	478	-15.2%
Net income	$4,099	4.8%	$4,842	5.6%	$(743)	-15.3%

EBITDA	$7,825	9.2%	$9,042	10.5%	$(1,217)	-13.5%

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$204,198	77.9%	$213,794	85.3%	$(9,596)	-4.5%
Personal Care	57,772	22.1%	36,727	14.7%	21,045	57.3%
	261,970	100.0%	250,521	100.0%	11,449	4.6%
Operating income before corporate expenses:
Visiting Nurse	30,698	15.0%	35,004	16.4%	(4,306)	-12.3%
Personal Care	7,583	13.1%	5,418	14.8%	2,165	40.0%
	38,281	14.6%	40,422	16.1%	(2,141)	-5.3%
Corporate expenses	15,941	6.1%	14,455	5.8%	1,486	10.3%
Operating income	22,340	8.5%	25,967	10.4%	(3,627)	-14.0%
Interest expense, net	(87)	0.0%	(140)	-0.1%	53	-37.9%
Income tax expense	(8,674)	-3.3%	(10,331)	-4.1%	1,657	-16.0%
Net income	$13,579	5.2%	$15,496	6.2%	$(1,917)	-12.4%

EBITDA	$25,379	9.7%	$29,177	11.6%	$(3,798)	-13.0%

Almost Family Reports Third Quarter 2012 Results

November 6, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended September 30,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	107		100		7	7.0%

All payors:
Patients months	53,215		52,927		288	0.5%
Admissions	15,285		15,047		238	1.6%
Billable visits	432,110		448,377		(16,267)	-3.6%

Medicare Statistics (1):
Revenue (in thousands)	$59,713	90.6%	$64,508	92.3%	$(4,795)	-7.4%
Billable visits	375,412		400,111		(24,699)	-6.2%
Admissions	13,316		13,662		(346)	-2.5%
Recertifications	7,952		8,143		(191)	-2.3%
Episodes completed	20,677		21,176		(499)	-2.4%

Revenue per completed episode	$2,865		$3,008		$(143)	-4.8%
Visits per episode	17.7		18.3		(0.6)	-3.3%

(1) Episodic data which includes Medicare Advantage plans that pay episodically

PERSONAL CARE OPERATING METRICS

	Three Months Ended September 30,
	2012		2011		Change
	Amount		Amount		Amount	%
Average number of locations	60		48		12	25.0%

Admissions	1,055		904		151	16.7%
Patient months of care	17,684		14,917		2,767	18.5%
Patient days of care	263,703		215,359		48,344	22.4%
Billable hours	1,053,652		904,213		149,439	16.5%
Revenue per billable hour	$18.27		$18.04		$0.23	1.3%

Almost Family Reports Third Quarter 2012 Results

November 6, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Nine Months Ended September 30,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	109		95		14	14.7%

All payors:
Patients months	163,313		161,017		2,296	1.4%
Admissions	47,381		46,187		1,194	2.6%
Billable visits	1,325,488		1,361,384		(35,896)	-2.6%

Medicare Statistics (1):
Revenue (in thousands)	$185,933	91.1%	$197,567	92.4%	$(11,634)	-5.9%
Billable visits	1,160,603		1,215,570		(54,967)	-4.5%
Admissions	41,715		42,037		(322)	-0.8%
Recertifications	23,875		24,328		(453)	-1.9%
Episodes completed	65,136		65,630		(494)	-0.8%

Revenue per completed episode	$2,841		$3,000		$(159)	-5.3%
Visits per episode	17.5		18.1		(0.6)	-3.3%

(1) Episodic data which includes Medicare Advantage plans that pay episodically

PERSONAL CARE OPERATING METRICS

	Nine Months Ended September 30,
	2012		2011		Change
	Amount		Amount		Amount	%
Average number of locations	60		31		29	93.5%

Admissions	3,256		2,243		1,013	45.2%
Patient months of care	52,020		36,711		15,309	41.7%
Patient days of care	748,675		499,270		249,405	50.0%
Billable hours	3,193,973		2,027,307		1,166,666	57.5%
Revenue per billable hour	$18.09		$18.12		$(0.03)	-0.2%

Almost Family Reports Third Quarter 2012 Results

November 6, 2012

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA
Earnings before interest, income taxes, depreciation and amortization (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$4,099	$4,842	$13,579	$15,496
Add back:
Interest expense	17	41	87	140
Income tax expense	2,676	3,154	8,674	10,331
Depreciation and amortization	651	695	1,911	2,170
Amortization of stock-based compensation	382	310	1,128	1,040
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$7,825	$9,042	$25,379	$29,177

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing and personal care services in Florida, Ohio, Kentucky, Connecticut, New Jersey, Massachusetts, Missouri, Alabama, Illinois, Pennsylvania and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 160 branch locations in 11 U.S. states.

Almost Family Reports Third Quarter 2012 Results

November 6, 2012

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2011, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.